Exhibit 15.b

445, 708 - 11th Avenue S.W., Calgary, Alberta T2R 0E4 • Phone: (403) 266-4141 • Fax: (403) 266-4259

LETTER OF CONSENT

June 4, 2007

To:	The Securities Commission or
Similar Regulatory Authority
in Each of the Provinces of Canada

Dear Sirs:

Re:	Challenger Energy Corp. (the “Corporation”)
Registration Statement

We hereby consent to the references to our firm and to the references to our reports for Challenger Energy Corp. dated January 1, 2007 in the Registration Statement on Form 20-F of the Corporation.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[Original Signed By:]

/s/ Charlie W. Chapman

Charlie W. Chapman, P.Eng.,
President